Exhibit 10.1

WARRANT AGREEMENT

Dated as of July 24, 2020 between

OCCIDENTAL PETROLEUM CORPORATION

and

EQUINITI TRUST COMPANY

as Warrant Agent

Warrants for
Common Stock of
Occidental Petroleum Corporation

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

SECTION 1.02.	Other Definitions	4

SECTION 1.03.	Rules of Construction	4

ARTICLE II

Form of Warrant; Beneficial Interests

SECTION 2.08.	Cancellation	10

SECTION 2.09.	CUSIP Numbers	10

ARTICLE III

Exercise Terms

i

ARTICLE IV

Adjustment and Notice Provisions

ARTICLE V

Registration of Warrant Shares

SECTION 5.01.	Effectiveness of Registration Statement	19

SECTION 5.02.	Suspension	19

SECTION 5.03.	Blue Sky	20

SECTION 5.04.	Expenses	20

SECTION 5.05.	Delivery of Documents to Holders	20

ARTICLE VI

Warrant Agent

ARTICLE VII

Miscellaneous

EXHIBIT A          Form of Warrant
ii

WARRANT AGREEMENT, dated as of July 24, 2020 (this “Agreement”), between Occidental Petroleum Corporation, a Delaware corporation (the “Company”), and Equiniti Trust Company, as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

The Company has declared a dividend (the “Dividend”) to the holders of record of the Company’s common stock, par value $0.20 per share (the “Common Stock”), as of 5:00 P.M., New York City time, on July 6, 2020 (such date and time, the “Dividend Record Date”), in the form of warrants to purchase shares of Common Stock. The Company desires to issue the warrants on the terms and conditions described herein (the “Warrants”) in satisfaction of the Dividend. Each holder of record of Common Stock as of the Dividend Record Date is entitled to 0.125 Warrants per share of Common Stock held of record by such holder as of the Dividend Record Date; provided, however, that no fractional Warrants will be issued. The Warrants will be issued on August 3, 2020 (the “Issue Date”).

The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

Each Party agrees for the benefit of the other Party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

ARTICLE I

Definitions

SECTION 1.01.  Definitions.

“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For the purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required by law, regulation or an executive order to be open in the State of New York.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as the Warrant Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

    “Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the New York Stock Exchange on such day.  If the Common Stock is not listed on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose.  For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock) or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.

“Ordinary Cash Dividends” means a quarterly cash dividend, consistent with the Company’s then-current dividend policy, on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any subsidiary thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock, in the case of both (i) or (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“record date” means, for the purposes of Section 4.01, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Trading Day” means a day on which the Common Stock (i) at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, any national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock at the close of business, and (ii) has traded at least once regular way on the New York Stock Exchange or such other national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock, as applicable.

“Vice President”, when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor Person thereto.

“Warrant Shares” means the shares of Common Stock issuable on exercise of the Warrants.

SECTION 1.02.  Other Definitions.

Term	Defined in Section
“Agent Members”	2.01(c)
“Agreement”	Recitals
“Common Shelf Registration Statement”	5.01
“Common Stock”	Recitals
“Company”	Recitals
“conversion”	4.01(b)
“convertible securities”	4.01(b)
“Dividend Record Date”	Recitals
“Excess Warrants”	2.01(d)
“Exercise Date”	3.04
“Exercise Price”	3.01
“Expiration Date”	3.02(b)
“Global Warrant”	2.01(a)
“Holders”	Recitals
“Issue Date”	Recitals
“Prospectus”	5.05
“Party” or “Parties”	Recitals
“Permitted Transactions”	4.01(b)
“Pre-Trigger Event Date”	4.01(e)
“Reorganization”	4.04
“Rights Plan”	4.01(e)
“Stock Transfer Agent”	3.05
“Trigger Event”	4.01(e)
“Unit of Reference Property”	4.04
“Warrant Agent”	Recitals
“Warrant Register”	2.03
“Warrants”	Recitals

SECTION 1.03.  Rules of Construction.  Unless the text or context otherwise requires:

(i)           a defined term has the meaning assigned to it herein;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(iii)          “including” means including, without limitation;

(iv)          words in the singular include the plural and words in the plural include the singular;

(v)          references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

(vi)          headings to Articles and Sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

Form of Warrant; Beneficial Interests

SECTION 2.01.  Issuance and Registration.

(a)          Warrants.  The Warrants shall initially be issued to the Warrant Agent on behalf of the registered holders of the Common Stock as of the Dividend Record Date, as reflected in the Company’s direct registration system for the Common Stock. The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such registered holders in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by Warrant Certificates. Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(b)          Definitive Warrants.  Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

(c)          Procedures for Global Warrants.  This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depositary.

(i)          If any Warrants are to be represented by a Global Warrant, the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary.

(ii)          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

(d)          No Fractional Warrants.  The Company shall not issue fractional Warrants or distribute Warrant Certificates which evidence fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Dividend or otherwise, the relevant Holder will receive from the Warrant Agent, on behalf of the Company, an amount in cash in lieu thereof (without interest and computed to the nearest cent) representing such Holder’s proportionate interest in the proceeds from the sale by the Warrant Agent in one or more transactions of a number of Warrants equal to the sum of all fractional Warrants that would otherwise be issuable or distributable in connection with the Dividend (such Warrants, the “Excess Warrants”).  In furtherance of the foregoing, (i) as soon as practicable after the Issue Date, the Warrant Agent shall sell the Excess Warrants at then prevailing prices on the New York Stock Exchange and (ii) as soon as practicable after the determination of the amount of cash, if any, to be paid to Holders in lieu of any fractional Warrants pursuant to this Section 2.01(d), the Warrant Agent shall make available such amounts to such Holders (without interest and computed to the nearest cent).

SECTION 2.02.  Warrant Certificates.  If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual or facsimile signature.

(a)          If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(b)          At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual or facsimile signature, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated the date of its countersignature.

(c)          The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.

SECTION 2.03.  Warrant Register.  The Warrants shall be issued in registered form only. The Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

The Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

SECTION 2.04.  Transfer and Exchange.

(a)          Transfer and Exchange of Warrants.

(i)          The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depositary, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depositary therefor. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to restrictions on transfers or exchanges related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the transfer or exchange of such Warrants without the consent of the Company.

(ii)          Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii)          In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.

(iv)          The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be canceled.

(v)          The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a Warrant Certificate or book-entry position for a fraction of a Warrant.

(b)          Cancellation or Adjustment of Global Warrant.  At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

(c)          Obligations with Respect to Transfers and Exchanges of Warrants.

(i)          To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, any Global Warrants and Definitive Warrants, if applicable, as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii)          No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

(iii)          Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name Warrants are registered as the absolute owner of such Warrants, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(iv)          All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d)          No Obligation of the Warrant Agent.  The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

SECTION 2.05.  Definitive Warrants.

(a)          Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(b)          Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.

(c)          Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Warrants.

(d)          In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(e)          The Depositary shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depositary.

(f)          Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

SECTION 2.06.  Replacement Certificates.  If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

SECTION 2.07.  Outstanding Warrants.  Warrants outstanding at any time are all Warrants evidenced as outstanding in the Warrant Register (which, in the case of Warrants represented by Warrant Certificates, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation).  A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser (as defined for purposes of the Delaware Uniform Commercial Code).

SECTION 2.08.  Cancellation.  In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has canceled.

SECTION 2.09.  CUSIP Numbers.

The Company may assign “CUSIP” numbers (if then generally in use) in connection with the issuance of the Warrants and the Warrant Agent may use such “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

Exercise Terms

SECTION 3.01.  Exercise.  Each Warrant shall entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for each Warrant evidenced thereby, at an exercise price of $22.00 per share (as such exercise price may be adjusted pursuant to Article IV, the “Exercise Price”).

SECTION 3.02.  Exercise Period.

(a)          Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on or after the Issue Date. Notwithstanding the foregoing, the Holders will be able to exercise the Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.  The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to further restrictions on exercise related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the exercise of such Warrants without the consent of the Company.

(b)          No Warrant shall be exercisable after 5:00 P.M., New York time, on August 3, 2027 or, if such date is not a Business Day, the next Business Day immediately following such date (the “Expiration Date”).

SECTION 3.03.  Expiration.  A Warrant shall terminate and become void as of the earliest of (i) the Expiration Date and (ii) the date such Warrant is exercised.

SECTION 3.04.  Manner of Exercise.

(a)          Subject to Sections 3.02(b) and 3.03, Warrants may be exercised by a Holder in full or in part by delivering, not later than 5:00 P.M., New York time, on any Business Day (the “Exercise Date”) to the Warrant Agent at its office: (i) the related Warrant Certificate, in the case of Warrants issued in certificated form; (ii) an election to purchase Common Stock in the form included in Exhibit A, duly completed and signed by the Holder; and (iii) payment, for the account of the Company, of an amount equal to the product of (1) the Exercise Price and (2) the number of Warrants being exercised by such Holder. Such payment shall be made in United States dollars by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (i), (ii) and (iii) above through the relevant Agent Member in accordance with the procedures of the Depositary. If any of the Warrant Certificate, the form of election to purchase Common Stock or the Exercise Price therefor is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

(b)          In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

(c)          In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding five (5) Business Days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised.

(d)          If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.

SECTION 3.05.  Issuance of Warrant Shares.  Subject to Section 3.02(a), upon any exercise of Warrants in compliance with this Agreement, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent”, which may be the Warrant Agent) to cause to be registered in the Company’s direct registration system a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06) or Units of Reference Property to which it is entitled, registered or otherwise, to the Holder or Holders entitled to receive the same or upon the written order of the Holder(s) in such name or names as the Holder(s) may designate (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. In no event shall the Company have the right or be required to settle the exercise of Warrants through delivery of cash in lieu of shares of Common Stock (except as provided in Section 3.06 with respect to fractional Warrant Shares).

SECTION 3.06.  Fractional Warrant Shares.  The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. The number of full Warrant Shares that shall be issuable upon an exercise of Warrants by a Holder at any time shall be computed on the basis of the aggregate number of Warrant Shares which may be purchased pursuant to the Warrants being exercised by that Holder at that time. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of Warrants, the Company shall pay or cause to be paid to the Holder an amount in cash equal to the Market Price per share of the Common Stock on the Trading Day immediately preceding the Exercise Date, multiplied by such fraction, without interest and computed to the nearest whole cent.

SECTION 3.07.  Reservation of Warrant Shares.  The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

The Company covenants that all Warrant Shares that may be issued upon proper exercise of Warrants (including payment of the Exercise Price) shall, upon issue, be fully paid, nonassessable, free of preemptive rights.

ARTICLE IV

Adjustment and Notice Provisions

SECTION 4.01.  Adjustments.  Subject to the provisions of this Article IV, the Exercise Price and the number of Warrant Shares issuable upon exercise of a Warrant shall be subject to adjustment, without duplication, as follows, except that the Company shall not make any such adjustments if each Holder participates, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Warrants in any of the transactions described in this Section 4.01, without having to exercise such Holder’s Warrants, as if such Holder held a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of such Holder’s Warrants:

(a)          Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares then, in such event:

(i)          the number of Warrant Shares issuable upon exercise of a Warrant on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to such Warrant after such date had such Warrant been exercised immediately prior to such date; and

(ii)          the Exercise Price in effect on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to the adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to clause (a)(i).

(b)          Certain Issuances of Common Stock or Convertible Securities.  If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock (collectively, “convertible securities”)) (other than in Permitted Transactions (as defined below) or a transaction to which Section 4.01(a), 4.01(c) or 4.01(e) is applicable) without consideration or at a consideration per share in the case of Common Stock (or, in the case of rights, warrants or other securities, having a conversion price per share) that is less than 95% of the Market Price on the last Trading Day preceding the date on which the relevant sales price, conversion price or exercise price is established then, in such event:

(i)          the number of Warrant Shares issuable upon the exercise of a Warrant immediately prior to the date on which the sales price, conversion price or exercise price is established (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (a) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (b) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock that the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last Trading Day preceding the date on which the sales price, conversion price or exercise price is established; and

(ii)          the Exercise Price payable upon exercise of a Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date on which the sales price, conversion price or exercise price is established by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon exercise of such Warrant prior to such date and the denominator of which shall be the number of Warrant Shares issuable upon exercise of such Warrant immediately after the adjustment described in clause (b)(i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall include issuances (1) as consideration for or to fund the acquisition by the Company of businesses and/or assets constituting a significant part of a business, (2) in connection with employee benefit plans and compensation related arrangements of the Company approved by the Board of Directors, (3) in connection with a broadly marketed offering and sale of Common Stock or convertible securities for cash and (4) upon exercise of rights, warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock outstanding on the date hereof or in accordance with the terms (whether mandatory or optional) of any security, instrument or agreement outstanding or in effect on the date hereof. Any adjustment made pursuant to this Section 4.01(b) shall become effective immediately upon the date of such issuance.

(c)          Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding (x) Ordinary Cash Dividends and (y) dividends of its Common Stock and other dividends or distributions referred to in Section 4.01(a) or 4.01(e)), then, in each case:

(i)          the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed; and

(ii)          the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with clause (c)(i).

In the case of adjustment for a cash dividend that is, or is coincident with, a quarterly dividend, the Per Share Fair Market Value shall be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(d)          Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then:

(i)          the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (1) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase; and

(ii)          the number of Warrant Shares issuable upon the exercise of a Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of such Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with clause (d)(i).

(e)          Certain Rights or Warrants; Stockholder Rights Plan.  (i) In case the Company shall distribute or shall be deemed to have distributed, or shall fix a record date for the making of a distribution, to all holders of shares of its Common Stock of rights or warrants pursuant to a stockholder rights plan commonly known as a “poison pill” (a “Rights Plan”), which rights or warrants are not exercisable until the occurrence of a specified event or events (a “Trigger Event”), in each such case, upon the occurrence of the earliest such Trigger Event, the Exercise Price in effect prior to such Trigger Event shall be reduced immediately after such Trigger Event to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (i) the Market Price of the Common Stock on the last Trading Day preceding the date of such Trigger Event (or, if the occurrence of such Trigger Event is not publicly disclosed as of the date of such Trigger Event, the last Trading Day preceding the first date on which the occurrence of such Trigger Event is publicly disclosed) (either such date, as applicable, the “Pre-Trigger Event Date”), minus the Fair Market Value of the rights or warrants distributed in respect of one share of Common Stock (determined as of the date of such Trigger Event or public disclosure of such Trigger Event, as applicable, after giving effect to the occurrence of such Trigger Event), divided by (ii) such Market Price on the Pre-Trigger Event Date; such adjustment shall be made successively whenever any Trigger Event occurs under any Rights Plan and, with respect to any Rights Plan with respect to which an adjustment has been made, a corresponding adjustment shall be made successively whenever any subsequent adjustment to the applicable rights or warrants is made pursuant to the terms of such Rights Plan to the extent such adjustment has not been made pursuant to the other terms of the Warrants.  In such event, the number of Warrant Shares issuable upon the exercise of such Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of a Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the applicable Trigger Event or subsequent adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(ii)          In the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto described in clause (i) of this Section 4.01(e):

(1) upon the redemption or repurchase by the Company of any such rights or warrants without exercise by the holders thereof, (x) in the event that a Trigger Event shall have occurred and an adjustment to the Exercise Price and number of shares issuable upon exercise of a Warrant shall have been made pursuant to clause (i) of this Section 4.01(e), the Exercise Price and number of Warrant Shares issuable upon exercise of such Warrant shall be readjusted as if such rights or warrants had not been distributed, and (y) whether or not a Trigger Event shall have occurred, the Exercise Price and the number of Warrant Shares issuable upon exercise of such Warrant shall be adjusted or readjusted, as applicable, pursuant to the terms of Section 4.01(c) upon such redemption or repurchase as though it were a cash distribution (but not an Ordinary Cash Dividend) equal to the per share redemption or repurchase consideration received by holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants) made to all holders of shares of Common Stock as of the date of such redemption or repurchase, it being understood that if a readjustment has occurred pursuant to clause (x) above, the readjustment described in this clause (y) shall occur immediately following such readjustment made pursuant to clause (x); and

(2) in the event that a Trigger Event shall have occurred and an adjustment to the Exercise Price and number of Warrant Shares issuable upon exercise of a Warrant shall have been made pursuant to clause (i) of this Section 4.01(e), in the case all such rights or warrants shall have expired or been terminated without exercise by any holders thereof, the Exercise Price and the number of Warrant Shares issuable upon exercise of a Warrant shall be readjusted as if such rights and warrants had not been distributed.

(iii)  If the Company has a Rights Plan in effect with respect to its Common Stock, upon exercise of a Warrant, notwithstanding anything to the contrary in such Rights Plan, including any rights agreement or documents or instruments entered into as part of such Rights Plan, the Holder shall be entitled to receive, in addition to the Warrant Shares, a corresponding number of rights under such Rights Plan, unless (A) a Trigger Event occurs prior to such exercise, in which case the adjustments (if any are required) to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant with respect thereto shall be made in accordance with clause (i) of this Section 4.01(e), or (B) the Holder has provided written notice to the Company that it has elected not to receive such rights.

(iv) Any adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of a Warrant pursuant to this Section 4.01(e) shall be made subject in all respects to the other provisions of this Section 4.01 (but without duplication); provided that Section 4.01(c) shall not apply, and shall be superseded by this Section 4.01(e), with respect to rights or warrants distributed (or deemed distributed) by the Company pursuant to a Rights Plan, except as expressly provided in clause (ii) of this Section 4.01(e).

(f)          Other Adjustments.  In addition, the Company may, but shall not be required to, make such decreases in the Exercise Price, in addition to those required by this Section 4.01, as the Board of Directors considers to be advisable for any reason, including, without limitation, in order to avoid or diminish any income tax to any holders of shares of Common Stock or to any Holders of Warrants resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes or for any other reason.

SECTION 4.02.  Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules.

(a)          All calculations under Section 4.01 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of Section 4.01 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which a Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(b)          In any case in which the provisions of Section 4.01 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of a Warrant exercised after such record date and before the occurrence of such event the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Warrant Share; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(c)          Any adjustments pursuant to Section 4.01 shall be made successively whenever an event referred to therein shall occur.  If an adjustment in Exercise Price made under Section 4.01 would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in the Exercise Price shall reduce the Exercise Price to the par value of the Common Stock.

SECTION 4.03.  Business Combinations and Reorganizations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 4.01), the Holder’s right to receive Warrant Shares upon exercise of a Warrant shall be converted into the right to exercise a Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification (the amount of such shares, other securities or property in respect of a share of Common Stock being herein referred to as a “Unit of Reference Property”); and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Holder’s right to exercise such Warrant in exchange for a Unit of Reference Property pursuant to this paragraph. If the Business Combination causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Unit of Reference Property into which the Warrants will be exercisable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock per share of Common Stock.

SECTION 4.04.  Notice of Adjustments.  Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be delivered to the Warrant Agent within twenty days following the effective date of such adjustment, such notice to include in reasonable detail (i) the reason for the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the Units of Reference Property purchasable upon exercise of each Warrant after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall within fifteen days after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform the mailing) cause a similar notice to be delivered to each Holder.

SECTION 4.05.  Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to the Warrant Certificate or this Agreement as a result of an adjustment pursuant to this Article IV shall require the consent of the Holders of the Warrants or the Warrant Agent.

ARTICLE V

Registration of Warrant Shares

SECTION 5.01.  Effectiveness of Registration Statement.  The Company shall use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the “Common Shelf Registration Statement”) to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Shelf Registration Statement.

SECTION 5.02.  Suspension.  The Company shall be entitled to suspend the availability of the Common Shelf Registration Statement from time to time during any consecutive 365-day period for a total not to exceed 45 days during such consecutive 365-day period if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary in order to comply with applicable laws and provides notice that such determination was made to the Holders of the Warrants; provided, however, that (i) if the Company exercises such right in the 45 consecutive-day period immediately prior to the Expiration Date, the Expiration Date shall be delayed by the number of days during such 45-day period for which the availability of the Common Shelf Registration Statement was suspended and (ii) in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

SECTION 5.03.  Blue Sky.  The Company shall use commercially reasonable efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use commercially reasonable efforts to maintain such registration or qualification for so long as it is required to cause the Common Shelf Registration Statement to remain effective under the Securities Act pursuant to Section 5.01; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 5.03 or to take any action that would subject it to general service of process or to taxation in any such jurisdiction in which it is not then so subject.

SECTION 5.04.  Expenses.  Subject to Sections 2.04(c)(ii) and 7.09, all expenses incident to the Company’s performance of or compliance with its obligations under this Article V relating to the issuance of the Warrant Shares will be borne by the Company, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company with the prior written consent of the Company in preparing or assisting in preparing, printing and distributing the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company.

SECTION 5.05.  Delivery of Documents to Holders. The Warrant Agent agrees that concurrently with the issuance of Warrants to any Holder and upon exercise of Warrants by any Holder, the Warrant Agent shall (unless otherwise instructed by the Company) deliver a prospectus relating to the Warrant Shares (a “Prospectus”) to such Holder or such other notice or communication regarding the Warrants or the Warrant Shares as the Company may instruct. The Company shall furnish to the Warrant Agent sufficient copies of such Prospectus or such other notice or communication to satisfy this obligation.

ARTICLE VI

Warrant Agent

SECTION 6.01.  Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 6.02.  Rights and Duties of Warrant Agent.

(a)          Agent for the Company.  In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.

(b)          Counsel.  The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c)          Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d)          No Implied Obligations.  The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e)          Not Responsible for Adjustments or Validity of Stock.  The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock upon the surrender of any Warrant Certificate for the purpose of exercise.

SECTION 6.03.  Individual Rights of Warrant Agent.  The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become peculiarly interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 6.04.  Warrant Agent’s Disclaimer.  The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

SECTION 6.05.  Compensation and Indemnity.  The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed and to reimbursement for reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct or gross negligence (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Company’s payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

SECTION 6.06.  Successor Warrant Agent.

(a)          Company to Provide and Maintain Warrant Agent.  The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder (which may include the Company) until all the Warrants have been exercised or are no longer exercisable.

(b)          Resignation and Removal.  The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees in writing. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees in writing. Notwithstanding the foregoing, any resignation or removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c)          The Company to Appoint Successor.  In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

(d)          Successor to Expressly Assume Duties.  Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)          Successor by Merger.  Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Persons Benefiting.  Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

SECTION 7.02.  Rights of Holders.  Holders of unexercised Warrants, as such, have no rights as stockholders and are not entitled to exercise any rights whatsoever as stockholders of the Company, including, but not limited to the rights to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company or (v) exercise any preemptive right.

SECTION 7.03.  Amendment.  This Agreement may be amended by the Parties without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or for the purpose of adding or changing any other provisions including, but not limited to, additions or changes with respect to matters or questions arising under this Agreement; provided, however, that such amendment shall not adversely affect the rights of any of the Holders in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of any of the Holders may be made by the Parties but shall require the written consent of the Holders of a majority of the then outstanding Warrants.  In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding for such purpose. The Company or the Warrant Agent may set a record date for any such direction, waiver or consent and only the Holders as of such record date shall be entitled to make or give such direction, waiver or consent.

SECTION 7.04.  Notices.  Any notice or communication shall be in writing and delivered in Person or by email or mailed by first-class mail addressed as follows:

if to the Company:

Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Telephone: (713) 215-7000
Attention: General Counsel
Deputy General Counsel
E-mail: Marcia_E._Backus@oxy.com
Nicole_Clark@oxy.com

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
Attention: Andrew J. Pitts

if to the Warrant Agent:

Equiniti Trust Company
P.O. Box 64874
St. Paul, MN 55164
Telephone: (682) 502-4521
Attention: Tracie Balach
Email: tracie.balach@equiniti.com

The Company or the Warrant Agent each by notice to the other may designate additional or different physical addresses or e-mail addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to the Holders, such notice shall be sufficiently given to any Holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

SECTION 7.05.  Governing Law.  This Agreement, the Warrant Certificates and the Warrants will be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 7.06.  Successors.  All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

SECTION 7.07.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 7.08.  Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 7.09.  Withholding Rights.  In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Article IV or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Common Stock or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld Warrants (and, if applicable in connection with adjustments pursuant to Article IV, other property) shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made.

IN WITNESS WHEREOF, the Parties have caused this Warrant Agreement to be duly executed as of the date first written above.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Robert L. Peterson
	Name:	Robert L. Peterson
	Title:	Senior Vice President and Chief Financial Officer

EQUINITI TRUST COMPANY, as Warrant Agent,

By:	/s/ Martin J. Knapp
	Name:	Martin J. Knapp
	Title:	Vice President

EXHIBIT A

FORM OF WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

No. [ ]	Certificate for [ ] Warrants

WARRANTS TO PURCHASE COMMON STOCK OF
OCCIDENTAL PETROLEUM CORPORATION

THIS CERTIFIES THAT [          ], or its registered assigns, is the registered holder of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Occidental Petroleum Corporation, a Delaware corporation (including any successor thereto, the “Company”), one share of common stock, par value of $0.20 per share, of the Company (the “Common Stock”) at the per share exercise price of $22.00 (the “Exercise Price”). This Warrant Certificate shall terminate and become void as of 5:00 P.M., New York time, on August 3, 2027 or, if such date is not a Business Day, the next day immediately following such date (the “Expiration Date”) or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of July 24, 2020 (the “Warrant Agreement”), between the Company and Equiniti Trust Company (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, Equiniti Trust Company, P.O. Box 64874, St. Paul, MN 55164.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day on and after the Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Common Shelf Registration Statement relating to the Common Stock underlying the Warrants is effective and not subject to suspension pursuant to the Warrant Agreement and such securities are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions; provided further, however, that no Warrant shall be exercisable after the Expiration Date.

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay or cause to be paid to the Holder an amount in cash equal to the Market Price per share of the Common Stock on the Trading Day immediately preceding the Exercise Date, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant, without interest and computed to the nearest whole cent.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

OCCIDENTAL PETROLEUM CORPORATION

By:
Name:
Title:

DATED:

Countersigned:

EQUINITI TRUST COMPANY
as Warrant Agent,

By:
Authorized Signatory

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)

OCCIDENTAL PETROLEUM CORPORATION

The undersigned hereby irrevocably elects to exercise                            Warrants to acquire shares of Common Stock, par value $0.20 per share, of Occidental Petroleum Corporation, at an exercise price per share of Common Stock of $22.00 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Warrants exercised hereby to Occidental Petroleum Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any such transfer or exchange.

Number of Warrants:

Date:

[1]
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

  1 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

Securities and/or check to be issued to:

If held in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive or uncertificated form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Holder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

FORM OF WARRANT TRANSFER

For value received, the undersigned hereby sells, assigns and transfers unto                 the right to purchase                 (                ) Warrant Shares representing shares of common stock, par value $0.20 per share, of Occidental Petroleum Corporation (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint                 attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Date:

[2]
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Warrant(s) should be registered:

(Name)

(Street Address)

(City) (State) (Zip Code)

(social security or identifying number)

2 The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be medallion guaranteed by an eligible guarantor institution.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY3

The initial number of Warrants represented by the Global Warrants is [          ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Warrants in this Global Warrant Certificate	Increase in number of Warrants in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

3 To be included only if Warrants are in global form.